Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7251

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES THIRD QUARTER FISCAL 2008 RESULTS

DALLAS, TX – April 29, 2008 — Tuesday Morning Corporation (NASDAQ: TUES) today reported that as previously announced, net sales for the third quarter of fiscal 2008 were $178.4 million compared to $189.2 million for the quarter ended March 31, 2007, a decrease of 5.7%.  Comparable store sales decreased 8.2% for the quarter.  The decrease in comparable store sales was comprised of a 6.6% decrease in traffic and a 1.6% decrease in average ticket.  Net loss for the third quarter ended March 31, 2008 was $4.7 million or $0.11 per diluted share, compared to net income of $1.0 million or $0.03 per diluted share last year.

For the nine month period ended March 31, 2008, sales were $688.8 million compared to $704.8 million in for the same period ended March 31, 2007 for a decrease of 2.3%.  Comparable store sales decreased by 6.1% for the nine month period.  The decrease in comparable store sales was comprised of a 5.2% decrease in traffic and a 0.9% decrease in average ticket.  For the nine month period ended March 31, 2008, net income was $17.0 million or $0.41 per diluted share compared to 2007 results of net income of $28.0 million or $0.67 per diluted share.

Kathleen Mason, President and Chief Executive Officer, stated, “We believe the results are indicative of the slump in the home furnishings sector, not a deterioration in the company’s execution.  The sharp drop in home prices has brought home starts and remodels to a standstill.   Record high fuel prices and rising food prices, along with the drop in home values have restricted disposable income, resulting in exceptionally low consumer confidence. The flexibility of our format will enable us to continue generating positive cash flows and long term profitability.”

Guidance

Guidance for the fiscal year 2008 ending on June 30, 2008 is as follows:

•                  net sales are projected to be in the range of $895 million to $910 million;

•                  comparable store sales are projected to be in the negative mid single digits; and

•                  diluted earnings per share projected to be in the range of $0.38 to $0.45.

Tuesday Morning management will review third quarter fiscal 2008 financial results in a teleconference call on April 29, 2008 at 10:00 a.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 821 stores in 47 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Transition Report on Form 10-KT for the six month period ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the three month period ended December 31, 2007 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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Tuesday Morning Corporation

Consolidated Statement of Operations

(In thousands, except per share data)

	Three Months Ended Mar. 31,		Nine Months Ended Mar. 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Net Sales	$178,446	$189,156	$688,789	$704,835
Cost of sales	114,447	118,288	434,177	439,318
Gross profit	63,999	70,868	254,612	265,517

Selling, general and administrative expenses	71,357	69,289	224,565	220,959

Operating income (loss)	(7,358)	1,579	30,047	44,558

Other income (expense):
Interest expense	(455)	(234)	(3,561)	(1,779)
Interest income	2	143	155	200
Other income (expense), net	209	203	782	826
Other income (expense)	(244)	112	(2,624)	(753)

Income (loss) before income taxes	(7,602)	1,691	27,423	43,805

Income tax expense (benefit)	(2,905)	644	10,429	15,768

Net income (loss)	$(4,697)	$1,047	$16,994	$28,037

Earnings Per Share:
Net income (loss) per common share:
Basic	$(0.11)	$0.03	$0.41	$0.68
Diluted	$(0.11)	$0.03	$0.41	$0.67

Weighted average number of common shares:
Basic	41,441	41,427	41,439	41,412
Diluted	41,441	41,650	41,479	41,626

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets

(in thousands)

	Mar. 31,	Mar. 31,	June 30,
	2008	2007	2007
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,270	$9,563	$10,303
Inventories	269,642	280,987	288,791
Prepaid expenses and other assets	8,392	7,508	5,954
Deferred income taxes	—	3,162	1,211
Total current assets	288,304	301,220	306,259

Property and Equipment, net	78,578	85,149	83,776

Other long-term assets:
Deferred financing costs	553	471	704
Other assets	3,634	3,383	3,582

Total Assets	$371,069	$390,223	$394,321

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,000	$—	$26,500
Accounts payable	66,885	89,682	82,453
Accrued liabilities	30,679	32,680	31,223
Deferred income taxes	666	—	—
Income taxes payable	—	540	712
Total current liabilities	100,230	122,902	140,888

Revolving credit facility, excl. current portion	30,000	45,500	30,000
Deferred rent	4,211	4,629	4,534
Deferred income taxes	1,790	4,648	3,459
Total Liabilities	136,231	177,679	178,881

Stockholders’ equity	234,838	212,544	215,440
Total Liabilities and Stockholders’ Equity	$371,069	$390,223	$394,321

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows

(in thousands)

	Nine Months Ended Mar. 31,
	2008	2007
	(unaudited)
Net cash flows from operating activities:
Net income	$16,994	$28,037
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	13,172	12,999
Amortization of financing fees	150	128
Deferred income taxes	183	290
Loss on disposal of fixed assets	478	409
Stock compensation expense	2,663	3,444
Other non-cash charges	23	(157)
Net change in operating assets and liabilities	2,440	(21,611)

Net cash provided by operating activities	36,103	23,539

Net cash flows from investing activities:
Capital expenditures	(8,530)	(11,689)
Proceeds from sale of assets	78	—

Net cash used in investing activities	(8,452)	(11,689)

Net cash flows from financing activities:
Borrowings-revolving credit facility	194,500	153,000
Repayments-revolving credit facility	(219,000)	(128,500)
Change in cash overdraft	(3,185)	—
Payment of cash dividend	—	(33,144)
Proceeds from exercise of common stock options and stock purchase plan purchases	1	528
Other	—	63
Net cash used in financing activities	(27,684)	(8,053)

Net decrease in cash and cash equivalents	(33)	3,797

Cash and cash equivalents, beginning of period	10,303	5,766

Cash and cash equivalents, end of period	$10,270	$9,563